Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 31, 2010, with respect to the consolidated financial statements of Vapor Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Paritz & Company, P.A. Paritz & Company, P.A.
Hackensack, New Jersey
May 3, 2010